EXHIBIT 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Form S-3 and Form S-8 of our reports dated February 24, 2012, relating to the consolidated financial statements and financial statement schedules of The Hartford Financial Services Group, Inc. (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting and reporting for variable interest entities and embedded credit derivatives as required by accounting guidance adopted in 2010, and for other-than-temporary impairments as required by accounting guidance adopted in 2009) and the effectiveness of The Hartford Financial Services Group, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of The Hartford Financial Services Group, Inc. for the year ended December 31, 2011

Form S-3 Registration No.	Form S-8 Registration Nos.
333-168532	333-105707
333-49170
333-105706
333-34092
033-80665
333-12563
333-125489
333-157372
333-160173
333-168537
DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 24, 2012

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